Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MEI Pharma, Inc.

San Diego, California 92130

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 17, 2013, relating to the financial statements of MEI Pharma, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA LLP

La Jolla, California
November 19, 2013